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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1998, with respect to the financial statements of Rendition, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Micron Technology, Inc. for the registration of 3,747,636 shares of its common stock.

                                          Ernst & Young LLP

Palo Alto, California

August 25, 1998